CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1992 Stock Option Plan of
Standard Management  Corporation   of our report dated March 18, 1997,  except
for Note 20, as to which the date is August 21, 1997, with respect to the consolidated financial statements and schedules of Standard Management Corporation included in its Annual Report on Form 10-K/A No. 2 for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                          Ernst & Young LLP

Indianapolis, Indiana
November 26, 1997